Dated the 25th day of September 2006.

THE SINGING MACHINE COMPANY, INC.
("**the Vendor**")

and

SEE BRIGHT INVESTMENTS LIMITED
("**the Purchaser**")

AGREEMENT FOR SALE AND PURCHASE OF THE ENTIRE SHARE CAPITAL OF INTERNATIONAL SMC (HK) LIMITED

MESSRS. TSO AU YIM & YEUNG,
SOLICITORS,
曹歐嚴楊律師行,
8TH FLOOR, LUK HOI TONG BUILDING,
NO.31 QUEEN'S ROAD CENTRAL,
HONG KONG S.A.R.

TEL : 2537 3780
FAX : 2537 3477
REF : GA/0604533/COM

THIS AGREEMENT is made the 25th day of September 2006.

BETWEEN

(1) **THE SINGING MACHINE COMPANY, INC.,** a limited liability company organized under the laws of the Delaware, with its principal office at 6601 Lyons Road, Building A7, Coconut Creek, FL 33073, USA ("the Vendor") on the one part; and

(2) **SEE BRIGHT INVESTMENTS LIMITED** a limited company incorporated under the laws of British Virgin Islands with its registered office situate at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands ("the Purchaser") on the other part.

WHEREAS :

A. The Vendor is the legal and beneficial owner of 99 issued shares of **INTERNATIONAL SMC (HK) LIMITED** ("the Company"), a private limited liability company incorporated under the laws of Hong Kong SAR with company number 486251 and with its registered office situate at Suite 1210, 12th Floor, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong, having an authorized capital of HK$10,000.00 divided into 10,000 shares of HK$1.00 each. At the date hereof, 100 shares have been issued and fully paid up. The Vendor is also the beneficial owner of 1 issued share of the Company and the said 1 issued share is presently held by Calculus Limited as a nominee legal owner for the benefit of the Vendor.

B. The Purchaser wishes to purchase from the Vendor and the Vendor wishes to sell to the Purchaser the 100 issued shares of the Company ("the Shares") subject to the terms and conditions hereinafter set out.

NOW, IT IS AGREED AS FOLLOWS :

1. **Purchase and Sale.** Pursuant to this Agreement, the Vendor shall sell as beneficial owner and the Purchaser shall purchase the Shares free from all liens, charges, mortgages, claims, demands, pre-emptive rights and encumbrances and together with all rights now or hereafter attaching thereto at a consideration of HONG KONG DOLLARS NINETY NINE THOUSAND FOUR HUNDRED FIFTY ONLY (HK$99,450.00), which shall be paid by the Purchaser to the Vendor by way of a solicitors' cheque drawn on a licensed bank in Hong Kong.

2. **Completion, Delivery and Payment.**

   2.1. **Completion.**

Subject to the terms and conditions herein, completion of the transactions contemplated herein ("Completion") shall take place at the offices of the Vendor's solicitors, Messrs. T.S. Tong & Co., Solicitors of 8th Floor, Wing Lung Bank Building, 45 Des Vouex Road Central, Hong Kong at or before 4:00 p.m. on 30th September 2006 or such other time and date as agreed between the Vendor and Purchaser in writing (the "Completion Date").

2.2. **Completion Deliverables.**

(a) At Completion, the Vendor shall, upon receipt of the said consideration of HK$99,450.00 by way of a solicitors' cheque drawn on a licensed bank in Hong Kong in favour of Messrs. T. S. Tong & Co., within 14 working days thereafter deliver to the Purchaser :

(i) Bought and Sold Notes in respect of the Shares duly completed and signed by the Vendor in favour of the Purchaser or as it may direct, accompanied by the relevant share certificates, if any;

(ii) Instruments of Transfer in respect of the Shares duly completed and signed by the Vendor and Calculus Limited respectively in favour of the Purchaser and/or its nominee(s);

(iii) certified (either by a US attorney or a US notary public) copy of the board resolutions of the Vendor authorizing the sale and transfer of the Shares to the Purchaser pursuant to this Agreement;

(iv) original copy of the board resolutions of the Company appointing such persons (within the maximum number permitted by the Articles of Association) as the Purchaser may nominate as directors and the secretary of the Company, if any; and approving the transfer of the Shares;

(v) written confirmation from the Vendor that there are no subsisting guarantees given by the Company in favour of the Vendor; and

(vi) letter from the Company to the Inland Revenue Department confirming the Company does not own any land property in Hong Kong as at the Completion Date.

(b) For the purpose of this Agreement, the Purchaser and the Vendor have agreed on the form and contents of items (i) to (vi) above and reference to the said agreed form and contents of the said items (i) to (vi) can be found under the cover of the fax of T. S. Tong & Co. dated 20 September 2006.

3. **Representations and Warranties by the Vendor.**

Subject to clause 3A below and all the information on the Company disclosed by the Vendor during the due diligence conducted by the Purchaser and/or the Purchaser's agent(s), the Vendor hereby represents and warrants to the Purchaser as follows:

3.1. Organization, Good, Standing and Qualification.

The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Hong Kong . To the best knowledge of the Vendor, the Company is not in violation of any of the provisions of the laws of Hong Kong.

3.2. Capitalization; Voting Rights.

(a) The Company has an authorized capital of HK$10,000.00 divided into 10,000 shares of HK$1.00 each, as of the date hereof, 100 shares of HK$1.00 each have been issued and fully paid up.

(b) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or arrangements or agreements of any kind for the purchase or acquisition of the Shares other than this Agreement.

(c) All issued shares of the Company (a) have been duly authorized and validly issued and are fully paid; and (b) were issued by the Company in accordance with the laws of Hong Kong .

(d) The rights, preferences, privileges and restrictions of the Shares, if any, are as stated in the Company's Articles of Association, as amended and pursuant to the laws of Hong Kong.

3.3. Authorization and Binding Obligations.

This Agreement, when signed will be valid and binding on the Vendor.

3.4. Liabilities.

The Company does not have any material contingent liabilities, except current liabilities incurred in the ordinary course of business as disclosed to the Purchaser during its due diligence period. The Vendor had repaid all monies owing to the Company, if any, whether due for payment or not and vice versa.

3.5. Agreements; Action.

(a) Except for liability to its landlord for offices in Hong Kong, the Company has no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve: (A) obligations (contingent or otherwise) of, or payments in excess of US$50,000.00; or (B) provisions restricting the

development, manufacture or distribution of the Company's products or services.

(b) Since the incorporation of the Company, there is no: (A) unpaid declared dividends; (B) indebtedness for money borrowed or any other liabilities in excess of US$250,000.00; (C) loans or advances to any person; or (D) sold, exchanged or otherwise disposed assets or rights, other than the sale of the Company's inventory in the ordinary course of business.

3.6. **Obligations to Related Parties.**

There are no obligations of the Company to officers, directors, shareholders or employees of the Company other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company; and

(c) for other standard employee benefits made generally available to all employees.

3.7. **Changes.**

Since August 15, 2006, save and except those changes which have already been disclosed to the Purchaser and those which are necessary for the operation of the Company, there has not been:

(a) any material change in the business, assets, liabilities, condition (financial or otherwise), properties or operations of the Company, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a Material Adverse Effect is any event that is needed to result in a financial impact of greater than US$100,000.00);

(b) any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c) any material damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d) any waiver by the Company of a valuable right or of a material debt owed to it;

(e) any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

(g) any declaration or payment of any dividend or other distribution of the assets of the Company;

(h) any labor organization activity related to the Company;

(i) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j) any sale, assignment, hypothecation or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company; or

(k) any change in any material agreement to which the Company or any of its subsidiaries is a party or by which either the Company is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8. Litigation.

There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company from entering into this Agreement, or from consummating the transactions contemplated hereby which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company.

3.9. Employees.

The Company is not a party to any collective bargaining agreements with any of its employees and is not a party to any contract of employment.

3.10. Compliance with Laws; Permits.

The Company is not in violation of any laws of Hong Kong which has a Material Adverse Effect.

3.11. Notification of change.

The Vendor will use its best endeavours to disclose in writing to the Purchaser any material events or circumstances which arise or become known to it prior to Completion if such material events or circumstances are of the Vendor's opinion that they may be inconsistent with any of the warranties in this clause 3.12.

3A. Limitations on liability.

3A.1. Time limits.

The Vendor shall not be liable for any claim in relation to misrepresentation or breach of the warranties set out herein unless the Vendor receives from the Purchaser written notice within thirty (30) days of the Purchaser becoming aware of such claim and the written notice contains specific details of that claim including the Purchaser's estimate (on a without prejudice basis) of the amount of such claim before the expiry of six (6) calendar months from the Completion Date.

3A.2. Maximum limit for all claims.

The aggregate amount of the liability of the Vendor for all claims shall not exceed HK$99,450.00.

3A.3. Claim to be withdrawn unless litigation commenced.

Any claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by both being issued and served within six months of notice having been given by the Purchaser pursuant to clause 3A.1 (except where the claim relates to a contingent liability in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within six months of it having become an actual liability). No new claim may be made in respect of the facts, matters, events or circumstances giving rise to any such withdrawn claim.

3A.4. Tax Matters.

The Purchaser is fully aware of the tax position of the Company because the Purchaser and/or the Purchaser's agent(s) has/have already examined all the accounts and papers relating to the Company during the Purchaser's due diligence. As such, the Purchaser agrees not to make any claims against the Vendor in respect of the Company's tax matters.

4. Representations, Warranties and Covenants of the Purchaser.

The Purchaser hereby represents, warrants and covenants to the Vendor as follows:

4.1. Authorization; Enforceability.

The Purchaser has the power and authority to purchase the Shares and to sign this Agreement and to perform the provisions hereof and thereof.

4.2. No Conflict with Other Instruments.

The (i) signing of this Agreement by the Purchaser and (ii) consummation of the transactions contemplated herein by the Purchaser has not resulted and will not result in default of any provision of any instrument or contract to which the

Purchaser is a party or by which the Purchaser or any of its property is bound, or in violation of any provision of any governmental requirement applicable to the Purchaser.

4.3. **Consent. Filings, Consents and Approvals.**

The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the signing of this Agreement by the Purchaser.

4.4. **Access to Information.**

The Purchaser has had an opportunity to ask questions of, and receive satisfactory answers from, the Company and its representatives or agents concerning the terms of this investment and the Purchaser's acquisition of the Shares, and all such questions have been answered to the Purchaser's full satisfaction. The Purchaser has reviewed all information about the Company during the due diligence conducted by the Purchaser and/or the Purchaser's agent(s). The Purchaser has been furnished with all information regarding the business and financial condition of the Company, the attributes of the Shares and the merits and risks of an investment in the Shares which the Purchaser has requested or otherwise needed to evaluate the investment in the Shares. The Purchaser has examined all written materials furnished, or caused the same to be examined by the Purchaser's representatives, to the extent the Purchaser deemed necessary or appropriate. The Purchaser acknowledges that the Purchaser has sufficient opportunity to obtain additional information to verify the accuracy of any material shown to the undersigned by the Company and to evaluate the merits and risks of this investment.

5. **Miscellaneous.**

5.1 **Entire Agreement**

This Agreement supersedes and invalidates all other commitments, representations and warranties relating to the subject matter hereof which may have been made by the parties either orally or in writing prior to the date hereof, and which shall become null and void from the date this Agreement is signed.

5.2. **Choice of Law**

This Agreement shall be governed under the laws of Hong Kong, SAR, and each party agrees to submit to the exclusive jurisdiction of the Hong Kong courts as regards any claim or matter arising under this Agreement.

5.3. **Counterparts.**

This Agreement may be signed in one (1) or more counterparts, each of which shall constitute an original but all of which together shall be one (1) and the same document.

5.4. **Severability.**

Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of the provision to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement.

5.5. **Titles and Subtitles.**

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6. **Notices.**

Any notice, claim or demand requiring to be served under or in connection with this Agreement shall be in writing. Any such notice shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement and shall be deemed received 3 business days after the date of despatch if sent to an address in Hong Kong by ordinary post and shall be deemed received 10 business days after the date of despatch if sent to an overseas address by pre-paid air-mail and shall be deemed received immediately if sent by facsimile transmission or telex or cable to the facsimile transmission, telex or cable numbers as may be from time to time advised by the parties hereto to the other of them.

5.7. **Interpretation/Representation.**

Wherever the context of this Agreement requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and the use of any gender specific pronoun shall include any other appropriate gender. The term "person" shall refer to any individual, corporation or legal entity having standing to bring an action in its own name under applicable state law. The conjunctive "or" shall mean "and/or" unless otherwise required by the context in which the conjunctive "or" is used.

5.8. **Successors.**

Except as otherwise expressly provided herein, the provisions hereof shall enure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto.

5.9. **Amendment and Waiver.**

(a) This Agreement may be amended or modified only upon the written consent of the parties hereto.

(b) The obligations of one party under this Agreement may be waived only with the written consent of the other party.

5.10. **Waiver.**

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.11. **Costs and Expenses.**

Each party to this Agreement shall pay its own legal, accountancy and other costs and expenses incurred in connection with this Agreement. All stamp duty assessed on the instrument of transfer and bought and sold notes shall be borne by the parties hereto in equal shares.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth in the first paragraph hereof.

VENDOR: THE SINGING MACHINE COMPANY, INC., a Delaware corporation

[signature]

Danny Zheng, duly authorized person

PURCHASER: SEE BRIGHT INVESTMENTS LIMITED, a British Virgin Islands Company

For and on behalf of
SEE BRIGHT INVESTMENTS LIMITED

[signature]

Authorised Signature(s)

Xu Wei Ping, Director